UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2012

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 12, 2012, The Bryn Mawr Trust Company (the “Bank”), which is a wholly owned subsidiary of Bryn Mawr Bank Corporation (the “Corporation”), entered into a definitive Amendment (the “Amendment”) to that certain Purchase and Assumption Agreement, dated as of April 27, 2012 (the “Agreement”), between the Bank and First Bank of Delaware (“FBD”).

The Amendment served to, among other things, (i) revise the date at which, if the transaction has not closed, a party may terminate the Agreement to November 15, 2012 instead of October 31, 2012, (ii) require FBD to pre-pay fees and expenses associated with certain vendor contracts, (iii) require FBD to deposit certain amounts into escrow at closing for purposes of post-closing handling and processing of Excluded Liabilities, Excluded Deposits and accounts in overdraft status, (iv) revise the provisions of the Agreement related to amendment, modification and waiver, (v) revise the definitions of Excluded Assets and Excluded Deposits, and (vi) revise certain representations, warranties and exhibits. Capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement, as amended by the Amendment.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Amendment to Purchase and Assumption Agreement, dated as of October 12, 2012, by and between The Bryn Mawr Trust Company and First Bank of Delaware*

*	The schedules and exhibits to the Agreement have been omitted in accordance with Item 601(b) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Francis J. Leto
Vice President and General Counsel

Date: October 18, 2012

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Amendment to Purchase and Assumption Agreement, dated as of October 12, 2012, by and between The Bryn Mawr Trust Company and First Bank of Delaware*

*	The schedules and exhibits to the Agreement have been omitted in accordance with Item 601(b) of Regulation S-K.